CIF Core Equity Fund
                  Transactions Effected Pursuant to Rule 10f-3
                         Quarter Ended: October 31, 2002

Subadvisor:  Marsico Capital Management, LLC

Name of Security:                                   Wynn Resorts, Limited

Registration under Securities Act of                         Yes
1933  [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
-  Date Acquired                                           10/25/02
-  Date First Offered                                      10/25/02

Reasonableness of Spread [10f-3(b)(6)]
-  Offering Price Per Unit                                  $13.00
-  Amount of Spread:  Gross Spread                          7.00%
                                   Selling Concession       $0.55
-  Spread                                                   4.00%

Issuer in Continuous Operation at                            Yes
Least Three Years?  [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Subadviser[10f-3(b)(7)]
-  Total Units Offered                                   34,615,000.00
-  Purchase Price per Unit                                  $13.00

-  Total Units Purchased by Fund                            30,790
-  Total Purchase Price by Fund                            $400,270
-  Percentage of Offering Purchased by Fund                 0.09%

-  Total Units Purchased - all Funds                      3,500,000
-  Total Purchase Price by Fund - all Funds              $45,500,000
-  Percentage of Offering Purchased - all Funds             7.69%

-  Any Shares Purchased by Other Funds in family?             No


Percentage of Fund Assets Invested                       Not relevant
  [10f-3(b)(7)]


From Whom Purchased [10f-3(b)(8)]
-  Selling Dealer(s)                               Bear Stearns & Co. Inc.
                                                   Deutsche Bank Securities
                                                Dresdner Kleinwort Wasserstein
                                                  Jefferies & Company, Inc.
                                                       JP Morgan Chase
                                                            Lazard
                                                           SG Cowen
                                                  Thomas Weisel Partners LLC


-  Syndicate Manager(s)                        Bank of America Securities, LLC
                                                   Bear Stearns & Co. Inc.
                                                   Deutsche Bank Securities
                                                Dresdner Kleinwort Wasserstein
                                                  Jefferies & Company, Inc.
                                                       JP Morgan Chase
                                                            Lazard
                                                           SG Cowen
                                                  Thomas Weisel Partners LLC

-  Affiliated Broker / Dealer                  Bank of America Securities, LLC